Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2017 Financial Results
Dallas, Texas. (November 21, 2016) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2016.
For the three months ended October 31, 2016, revenue, gross margin, and net income were $346.0 million, $145.3 million, and $167.3 million, respectively. These represent an increase in revenue of $57.2 million, or 19.8%; an increase in gross margin of $24.4 million, or 20.2%; and an increase in net income of $114.7 million, or 218.0%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $1.41 compared to $0.41 last year, an increase of 243.9%.
Excluding the impact of foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises, non-GAAP fully diluted earnings per share for the three months ended October 31, 2016 and 2015, were $0.57 and $0.41, respectively. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Tuesday, November 22, 2016, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed at http://stream.conferenceamerica.com/copart112216. A replay of the call will be available through January 20, 2017 by calling (877) 919-4059. Use confirmation code # 16477400.
About Copart
Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters, and in some states, to end users. Copart remarkets the vehicles through Internet sales using its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, financial institutions, charities, car dealerships, fleet operators, vehicle rental companies, as well as vehicles sourced from the general public. The company currently operates in the United States (www.copart.com), Canada (www.copart.ca), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates, Oman and Bahrain (www.copartmea.com), Spain (www.copart.es), Ireland (www.copart.ie), and India (www.copart.in). Copart links sellers to more than 750,000 Members in more than 150 countries worldwide through its multi-channel platform. In 2015, Copart was ranked at the top of Deloitte’s “The Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a Member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which reflect the impact of foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance. From a financial planning and analysis perspective, Copart management analyzes its operating results with and without the impact of foreign currency-related gains, certain income tax benefits and payroll taxes related to accounting for stock option exercises.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Perry, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.perry@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,
	2016	2015
Service revenues and vehicle sales:
Service revenues	$307,078	$250,967
Vehicle sales	38,913	37,871
Total service revenues and vehicle sales	345,991	288,838
Operating expenses:
Yard operations	157,362	126,878
Cost of vehicle sales	33,087	32,068
Yard depreciation and amortization	9,448	8,345
Yard stock-based payment compensation	801	686
Gross margin	145,293	120,861
General and administrative	30,924	26,711
General and administrative depreciation and amortization	5,261	3,176
General and administrative stock-based payment compensation	4,284	4,728
Total operating expenses	241,167	202,592
Operating income	104,824	86,246
Other (expense) income:
Interest expense, net	(5,622)	(5,513)
Other income, net	3,332	1,027
Total other expenses	(2,290)	(4,486)
Income before income taxes	102,534	81,760
Income tax (benefit) expense	(64,746)	29,150
Net income	$167,280	$52,610

Basic net income per common share	$1.48	$0.44
Weighted average common shares outstanding	112,718	120,155

Diluted net income per common share	$1.41	$0.41
Diluted weighted average common shares outstanding	118,879	127,144

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2016	July 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$168,421	$155,849
Accounts receivable, net	294,358	266,270
Vehicle pooling costs and inventories	40,202	38,987
Income taxes receivable	110,923	18,751
Deferred income taxes	711	1,444
Prepaid expenses and other assets	16,096	18,005
Total current assets	630,711	499,306
Property and equipment, net	840,587	816,791
Intangibles, net	10,241	11,761
Goodwill	255,093	260,198
Deferred income taxes	1,912	23,506
Other assets	31,852	38,258
Total assets	$1,770,396	$1,649,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$175,969	$192,379
Deferred revenue	3,975	4,628
Income taxes payable	6,583	5,625
Current portion of long-term debt, revolving credit facility, and capital lease obligations	171,151	76,151
Total current liabilities	357,678	278,783
Deferred income taxes	3,380	3,816
Income taxes payable	26,867	25,641
Long-term debt and capital lease obligations, net of discount	573,030	564,341
Other liabilities	2,034	2,783
Total liabilities	962,989	875,364
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	11	11
Additional paid-in capital	416,125	392,445
Accumulated other comprehensive loss	(127,969)	(109,194)
Retained earnings	519,240	491,194
Total stockholders' equity	807,407	774,456
Total liabilities and stockholders' equity	$1,770,396	$1,649,820

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2016	2015
Cash flows from operating activities:
Net income	$167,280	$52,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	14,820	11,562
Allowance for doubtful accounts	22	1,032
Equity in losses of unconsolidated affiliates	349	158
Stock-based payment compensation	5,085	5,414
Loss (gain) on sale of property and equipment	38	(60)
Deferred income taxes	22,088	(870)
Changes in operating assets and liabilities:
Accounts receivable	(29,472)	(16,910)
Vehicle pooling costs and inventories	(1,783)	(2,252)
Prepaid expenses and other current assets	1,392	(1,115)
Other assets	(202)	(1,036)
Accounts payable and accrued liabilities	(14,828)	77
Deferred revenue	(602)	(5)
Income taxes receivable	(92,172)	5,136
Income taxes payable	2,615	23,483
Other liabilities	(337)	(433)
Net cash provided by operating activities	74,293	76,791

Cash flows from investing activities:
Purchases of property and equipment	(38,209)	(20,167)
Investment in unconsolidated affiliate	(1,050)	—
Proceeds from sale of property and equipment	190	443
Purchases of marketable securities	—	(21,119)
Net cash used in investing activities	(39,069)	(40,843)

Cash flows from financing activities:
Proceeds from the exercise of stock options	13,977	368
Payments for employee stock-based tax withholdings	(134,615)	—
Proceeds from revolving loan facility, net of repayments	103,900	—
Principal payments on long-term debt	—	(18,750)
Net cash used in financing activities	(16,738)	(18,382)
Effect of foreign currency translation	(5,914)	(662)
Net increase in cash and cash equivalents	12,572	16,904
Cash and cash equivalents at beginning of period	155,849	456,012
Cash and cash equivalents at end of period	$168,421	$472,916
Supplemental disclosure of cash flow information:
Interest paid	$4,333	$5,723
Income taxes paid, net of refunds	$2,677	$1,292

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2016	2015
GAAP net income	$167,280	$52,610
Effect of foreign currency-related gains, net of tax	(2,847)	(560)
Effect of income tax benefit of ASU 2016-09 adoption, net of tax (1)	(101,395)	(197)
Effect of payroll taxes on executive stock compensation, net of tax	3,307	48
Non-GAAP net income	$66,345	$51,901

GAAP diluted net income per common share	$1.41	$0.41
Non-GAAP diluted net income per common share	$0.57	$0.41

GAAP diluted weighted average common shares outstanding	118,879	127,144
Effect on common equivalent shares from ASU 2016-09 adoption(1)	(1,549)	(1,572)
Non-GAAP diluted weighted average commons shares outstanding	117,330	125,572

(1)
In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting. Under this standard, all excess tax benefits and tax deficiencies related to exercises of stock options are recognized as income tax expense or benefit in the income statement as discrete items in the reporting period in which they occur. Additionally, excess tax benefits are classified as an operating activity on the consolidated statements of cash flows. The Company early adopted ASU 2016-09 during the fourth quarter of fiscal 2016 on a modified retrospective basis. For a more complete discussion, please review the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 28, 2016.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000